Exhibit 4.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into as of March 23, 2010 (the “Execution Date”), by and among OCZ Technology Group, Inc., a Delaware corporation (the “Company”), and each of the purchasers listed on Schedule A attached hereto (collectively, the “Purchasers” and individually, a “Purchaser”).

RECITALS

WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, on the terms and conditions set forth in this Agreement, up to an aggregate of (i) 10,000,000 shares (the “Shares”) of common stock, par value $0.0025 per share, of the Company (the “Common Stock”), and (ii) warrants, in substantially the form attached hereto as Exhibit B (the “Warrants,” and the shares issuable upon exercise thereof, the “Warrant Shares”), to acquire up to that number of additional shares of Common Stock equal to 50% of the number of shares purchased by Purchasers; and

WHEREAS, the Company and each Purchaser are executing and delivering this Agreement in reliance upon exemption from securities registration afforded by Regulation D (“Regulation D”) as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  AGREEMENT TO PURCHASE AND SELL STOCK.

(a)  Company Authorization.  The Company’s board of directors (the “Board of Directors”) has authorized the issuance and sale, pursuant to the terms and conditions of this Agreement, of the Shares, the Warrants, and the Warrant Shares (collectively, the “Purchased Securities”).

(b)  Agreement to Purchase and Sell Securities.  Subject to the terms and conditions of this Agreement, each Purchaser, severally and not jointly, agrees to purchase, and the Company agrees to sell to each Purchaser, at the Closing (as defined below), that number of Shares of Common Stock set forth opposite such Purchaser’s name on Schedule A attached hereto.  In addition, each Purchaser shall receive a Warrant to acquire up to that number of Warrant Shares set forth opposite such Purchaser’s name on Schedule A attached hereto, which amount shall equal to 50% of the number of Shares purchased by the Purchaser (rounded up to the nearest whole share).  The purchase price of each Share shall be $3.00 and shall be payable as hereafter set forth.  The Warrants shall have an exercise price equal to $5.25 per Warrant Share payable as set forth in the Warrant.

(c)  Use of Proceeds.  The Company intends to apply the net proceeds for working capital and general corporate purposes as determined by the Company from time to time.

(d)  Obligations Several, Not Joint.  The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement.  The decision of each of the Purchasers to purchase the Purchased Securities pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser.  Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Purchaser shall be entitled to independently protect and enforce such Purchaser’s rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

2.  CLOSING.  The purchase and sale of the Purchased Securities may occur in one or more closings, which shall take place at the offices of DLA Piper LLP (US), 2000 University Avenue, East Palo Alto, California 94303, at 11:00 a.m. Pacific Time, not later than two (2) Business Days (as defined below) following the Execution Date, or at such other time and place as the Company and Purchasers representing a majority of the Purchased Securities to be purchased, mutually agree upon (which time and place are referred to in this Agreement as the “Closing”).  At the Closing, against delivery of full payment for the Purchased Securities sold hereunder by wire transfer of immediately available funds in accordance with the Company’s instructions, the Company shall issue and deliver or cause to be delivered to each Purchaser one or more stock certificates registered in the name of each Purchaser (or in such nominee name(s) as designated by such Purchaser in the Stock Certificate Questionnaire, attached hereto as Appendix I (the “Stock Certificate Questionnaire”)) representing the number of shares of Common Stock set forth opposite the appropriate Purchaser’s name on Schedule A hereto, and bearing the legend set forth in Section 4(j)(i) herein; provided, however, that the Company may furnish to each Purchaser a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver a certificate or certificates evidencing the number of shares of Common Stock purchased by such Purchaser, registered in the name of such Purchaser (or designated nominee).  Promptly after the Closing, the Company shall issue and deliver or cause to be delivered to each Purchaser one or more Warrants registered in the name of each Purchaser (or in such nominee name(s) as designated by such Purchaser in the Stock Certificate Questionnaire) representing the number of shares of Warrant Shares set forth opposite the appropriate Purchaser’s name on Schedule A hereto, and bearing the legend set forth in Section 4(j)(i).  Closing documents, other than the stock certificates representing the Purchased Securities, may be delivered by facsimile or other electronic transmission on the Closing Date, with original signature pages sent by overnight courier.

  For purposes of this Agreement, “Closing Date” means the date of the Closing, and “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

3.  REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE COMPANY.  The Company hereby represents and warrants to each Purchaser that, except as set forth in the SEC Documents (as defined below):

(a)  Organization Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to (i) own, operate and occupy its properties and to carry on its business as presently conducted and (ii) enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby.  The Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in, the business, operations, financial condition, results of operations, assets or liabilities of the Company and the Subsidiaries (as defined below), taken as a whole.

(b)  Capitalization.  The capitalization of the Company is as follows:

(i)  The authorized capital stock of the Company consists of 120,000,000 shares of Common Stock and 20,000,000 shares of preferred stock, par value $0.0025 per share (“Preferred Stock”).  2,000,000 shares of the Preferred Stock have been designated Series A Preferred Stock (the “Series A Preferred”).

(ii)  As of March 1, 2010, the issued and outstanding capital stock of the Company consisted of 21,308,352 shares of Common Stock and 60,990 shares of Series A Preferred.  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have not been issued in violation of or are not otherwise subject to any preemptive or other similar rights.

(iii)  As of March 1, 2010, the Company had (1) 2,812,747 shares of Common Stock reserved for issuance upon exercise of outstanding options granted under the Company’s 2004 Stock Incentive Plan (the “Stock Incentive Plan”) and (2) 142,564 shares of Common Stock and 140,520 shares of Series A Preferred reserved for issuance upon exercise of outstanding warrants.

(iv)  As of March 1, 2010, the Company had 1,625,978 shares of Common Stock available for future grant under the Stock Incentive Plan.

(v)  With the exception of the foregoing in this Section 3(b), the Purchased Securities and securities issuable pursuant to the Company’s engagement agreement with Merriman Curhan Ford & Co. (“Merriman”) to serve as the Company’s financial advisor, there are no outstanding subscriptions, options, warrants, convertible or exchangeable securities or other rights granted to or by the Company to purchase shares of Common Stock or other securities of the Company and there are no commitments, plans or arrangements to issue any shares of Common Stock or any security convertible into or exchangeable for Common Stock.

(c)  Subsidiaries.  Except as set forth in the SEC Documents, the Company does not have any subsidiaries (the entities listed in the SEC Documents or any exhibit thereto as the Company’s subsidiaries are referred to herein, collectively, as the “Subsidiaries”), and the Company does not own any capital stock of, assets comprising the business of, obligations of, or any other interest (including any equity or partnership interest) in, any person or entity.  Each of the Subsidiaries is duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation or organization.  Each of the Subsidiaries has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would reasonably be expected to have a Material Adverse Effect.

(d)  Due Authorization.  All corporate actions on the part of the Company necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement, including the authorization, issuance, reservation for issuance and delivery of all the Purchased Securities being sold under this Agreement, have been taken and no further consent or authorization of the Company, the Board of Directors or the Company’s stockholders is required, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as may be limited by (1) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (2) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

(e)  Valid Issuance of the Purchased Securities.  The Purchased Securities will be, upon payment therefor by the Purchasers in accordance with this Agreement, duly authorized, validly issued, fully paid and non-assessable, free and clear from all taxes and liens, claims and encumbrances imposed by the Company, other than restrictions on transfer provided for in this Agreement, the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers (the “Registration Rights Agreement”), and any other documents or agreements executed in connection with the transactions contemplated hereunder (the “Transaction Documents”), with respect to the issuance of such Purchased Securities and will not be subject to any preemptive rights or similar rights.

(f)  Compliance with Securities Laws.  Subject to the accuracy of the representations and warranties made by the Purchasers in Section 4 hereof, the Purchased Securities will be issued and sold to the Purchasers in compliance with applicable exemptions from the registration and prospectus delivery requirements of the Securities Act.

(g)  Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to, any federal, state or local governmental authority or self regulatory agency on the part of the Company is required in connection with the issuance and sale of the Purchased Securities to the Purchasers by the Company or the consummation of the other transactions contemplated by this Agreement, except (i) such filings as have been made prior to the date hereof, (ii) the filings under applicable securities laws required to comply with the Company’s registration obligations under the Registration Rights Agreement and (iii) such additional post-Closing filings as may be required to comply with applicable state and federal securities laws, including, but not limited to, the filing of a Form D relating to the sale of the Purchased Securities pursuant to Regulation D.

(h)  Non-Contravention.  Assuming the accuracy of the representations and warranties made by the Purchasers in Section 4 hereof, the execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Purchased Securities), do not:  (i) contravene or conflict with the certificate of incorporation, as amended (the “Certificate of Incorporation”) or bylaws, as amended (the “Bylaws”) of the Company or any of the Subsidiaries; (ii) to the knowledge of the Company, constitute a violation of any provision of any federal, state, local or foreign law, rule, regulation, order or decree applicable to the Company or any of the Subsidiaries; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any material benefit to which the Company or any of the Subsidiaries is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any asset of the Company or any of the Subsidiaries under, any material contract to which the Company or any of the Subsidiaries is a party or any material permit, license or similar right relating to the Company or any of the Subsidiaries or by which the Company or any of the Subsidiaries may be bound or affected, except in the case of clauses (ii) and (iii), for such violations, breaches or defaults as would not reasonably be expected to have a Material Adverse Effect.

(i)  Litigation.  There is no action, suit, proceeding, claim, arbitration or investigation (“Action”) pending or, to the Company’s knowledge, threatened:  (i) against the Company or any of the Subsidiaries, their activities, properties or assets, or, to the Company’s knowledge, against any officer, director or employee of the Company or any of the Subsidiaries in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of, the Company or any of the Subsidiaries, that would reasonably be expected to have a Material Adverse Effect, or (ii) that seeks to prevent, enjoin, adversely alter, challenge or delay the transactions contemplated by this Agreement.  The Company is not a party to nor subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that could reasonably be expected to prevent, enjoin, adversely alter, challenge or delay the consummation of the transactions contemplated by this Agreement or would reasonably be expected to have a Material Adverse Effect.  No Action is currently pending nor does the Company currently intend to initiate any Action that could reasonably be expected to have a Material Adverse Effect.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(j)  Compliance with Law and Charter Documents.  The Company is not in violation or default of any provisions of the Certificate of Incorporation or the Bylaws.  The Company has complied and is currently in compliance with all applicable statutes, laws, rules, regulations and orders of the United States of America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over the Company’s business or properties, except for any instance of non-compliance that has not had, and would not reasonably be expected to have, a Material Adverse Effect.  Neither the Company nor any of the Subsidiaries is in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or by which the properties of the Company are bound, which default has not been waived and would reasonably be expected to have a Material Adverse Effect.

(k)  Material Non-Public Information.  The Company has not provided to the Purchasers any material non-public information other than information related to the transactions contemplated by the Transaction Documents, all of which information shall be disclosed by the Company pursuant to Section 9(m) hereof.

(l)  SEC Documents.

(i)  Reports.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, since December 4, 2009.  The Company has made available to the Purchasers prior to the date hereof copies of its quarterly report on Form 10-Q for the fiscal quarter ended November 30, 2009 (“Form 10-Q”) and any other documents, including exhibits thereto, filed or submitted by the Company with the SEC since December 4, 2009, pursuant to the reporting requirements of the Exchange Act, including without limitation, any Current Report on Form 8-K for events occurring since January 1, 2010 (“Form 8-Ks”) filed by the Company with the SEC (the Form 10-Q, the Form 8-Ks, and the Form 10, as amended, filed by the Company with the SEC on December 4, 2009 are collectively referred to herein as the “SEC Documents”).  Each of the SEC Documents, as of the respective dates thereof (or, if amended or superseded by a filing or submission, as the case may be, prior to the Closing Date, then on the date of such filing or submission, as the case may be), (1) did not contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (2) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document.

(ii)  Sarbanes-Oxley.  The Company is in material compliance with all requirements of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date.

(iii)  Financial Statements.  The consolidated financial statements of the Company included in the SEC Documents (1) comply in all material respects with the applicable accounting rules and regulations of the SEC with respect thereto as were in effect at the time of filing and (2) except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by United States generally accepted accounting principles (“GAAP”), present fairly, in all material respects, the consolidated financial position of the Company as of the dates indicated therein, and the consolidated results of its operations and cash flows for the periods therein specified, subject, in the case of unaudited financial statements, to normal, immaterial year-end audit adjustments.

(m)  Absence of Certain Changes Since the Balance Sheet Date.  Since November 30, 2009, the business and operations of the Company and its Subsidiaries have been conducted in the ordinary course consistent with past practice, and there has not been:

(i)  any declaration, setting aside or payment of any dividend or other distribution of the assets of the Company with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of the Company;

(ii)  any damage, destruction or loss to the Company’s or any of the Subsidiaries’ business or assets, whether or not covered by insurance, except for such occurrences, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

(iii)  any waiver by the Company or any of the Subsidiaries of a valuable right or of a material debt owed to it, except for such waivers, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

(iv)  any material change or amendment to, or any waiver of any material right under a material contract or arrangement by which the Company, any of the Subsidiaries or any of their assets or properties is bound or subject;

(v)  any change by the Company in its accounting principles, methods or practices or in the manner in which it keeps its accounting books and records, except any such change required by a change in GAAP or by the SEC; or

(vi)  any other event or condition of any character, except for such events and conditions that have not resulted, and would not reasonably be expected to result, either individually or collectively, in a Material Adverse Effect.

(n)  Intellectual Property.  The Company and each of the Subsidiaries own or possess sufficient rights to use all inventions, trade secrets, know-how, trademarks, service marks, trade names, copyrights or other information and, to the Company’s knowledge, patents, patent rights and licenses (collectively, “Intellectual Property”), which are necessary to conduct their businesses as currently conducted, except where the failure to own or possess such sufficient rights would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.  Neither the Company nor any of the Subsidiaries has received any written notice of, and has no actual knowledge of, any infringement of or conflict with asserted rights of others with respect to any Intellectual Property which, either individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, and to the Company’s and any of the Subsidiaries’ knowledge, none of the patent rights owned or licensed by the Company or any of the Subsidiaries are unenforceable or invalid.

(o)  Registration Rights.  Except as provided in the Registration Rights Agreement and for certain warrants issuable to Merriman, effective upon the Closing and in connection with the transactions contemplated by the Transaction Documents, the Company is not currently subject to any agreement providing any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the SEC or registered or qualified with any other governmental authority.

(p)  Title to Property and Assets.  The properties and assets of the Company and each of its Subsidiaries that are material to the business of the Company and its Subsidiaries and that are owned by the Company or each Subsidiary are free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests, except for (i) statutory liens for the payment of current taxes that are not yet delinquent and (ii) liens, encumbrances and security interests that arise in the ordinary course of business and do not in any material respect affect the business of the Company and any of the Subsidiaries as currently conducted.  With respect to the property and assets that are material to the business of the Company and that it leases, each of the Company and the Subsidiaries is in compliance with such leases in all material respects.

(q)  Taxes.  Except for matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of the Subsidiaries have filed or have valid extensions of the time to file all necessary federal, state, and foreign income and franchise tax returns due prior to the date hereof and has paid or accrued all taxes shown as due thereon, and neither the Company nor any of the Subsidiaries has knowledge of any material tax deficiency which has been asserted or threatened against it.

(r)  Insurance.  The Company and each of the Subsidiaries maintain insurance of the types and in the amounts that the Company reasonably believes are prudent and adequate for their business, all of which insurance is currently in effect.

(s)  Labor Relations.  No material labor dispute exists or, to the knowledge of the Company or any of the Subsidiaries, is imminent with respect to any of the employees of the Company or any of the Subsidiaries.

(t)  Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(u)  Transactions With Officers and Directors.  None of the officers or directors of the Company has entered into any transaction with the Company or any of the Subsidiaries that would be required to be disclosed pursuant to Item 404(a), (b) or (c) of Regulation S-K of the SEC.

(v)  General Solicitation.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 4, neither the Company nor any other Person (as defined below) authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D) of investors with respect to offers or sales of the Purchased Securities.  For purposes of this Agreement, “Person” means an individual or corporation, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(w)  Registration Statement Matters.  The Company currently meets the eligibility requirements for use of a Form S-1 Registration Statement for the registration of the resale of the Registrable Shares (as defined below) by the Purchasers.  Assuming the completion and timely delivery of the Registration Statement/Suitability Questionnaire, attached hereto as Appendix II (the “Registration Statement Questionnaire”), by each Purchaser to the Company, the Company is not aware of any facts or circumstances that would prohibit or delay the preparation and filing of a registration statement with respect to the Registrable Shares.

(x)  No Integrated Offering.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 4, to the knowledge of the Company, neither the Company, nor any Affiliate (as hereafter defined) of the Company, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Purchased Securities to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Purchased Securities pursuant to Regulation D and Rule 506 thereof under the Securities Act.

For the purposes of this Agreement, an “Affiliate” of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(y)  Market.  The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of the Purchased Securities.

(z)  Investment Company.  The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(aa)  Application of Anti-Takeover Provisions.  There is no control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) that would become applicable to the Purchasers as a result of the issuance of the Purchased Securities.

(bb)  Trading and Registration Matters.  The Common Stock of the Company is quoted on the OTC Bulletin Board under the ticker symbol “OCZT.OB.”  The Company has taken no action designed to terminate, or which would reasonably be expected to have the effect of terminating, the registration of the Common Stock under the Exchange Act.

(cc)  Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(dd)  Foreign Assets Control.  Neither the Company nor, to the knowledge of the Company, any director, officer, employee of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), except for any such sanctions that would not be reasonably likely to result in a Material Adverse Effect; and the Company will not directly or indirectly use the proceeds of the offering of the Purchased Securities contemplated hereby, or knowingly lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC, except as would not be reasonably likely to result in a Material Adverse Effect.

(ee)  Delivery of Stock Certificates.  The Company agrees that it will, no later than ten calendar days after the Closing, deliver or cause to be delivered to each Purchaser (i) a stock certificate representing the Shares and (ii) a Warrant, in each case in the amounts set forth on Schedule A and issued with a restrictive legend as set forth in Section 4(j).

4.  REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF THE PURCHASERS.  Each Purchaser, severally and not jointly, hereby represents and warrants to the Company, and agrees that:

(a)  Organization.  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with all corporate, limited liability company, partnership, trust or individual, as the case may be, power and authority required to enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby and otherwise to carry out its obligations hereunder and thereunder.

(b)  Due Authorization.  All corporate, limited liability company, partnership, trust or individual, as the case may be, action on the part of the Purchaser necessary for the authorization, execution, delivery of and the performance of the transactions contemplated by the Transaction Documents and all obligations of the Purchaser under the Transaction Documents have been taken and no further consent or authorization of the Purchaser or its board of directors, stockholders, members, or partners, as the case may be, is necessary, and each Transaction Document, when delivered by the Purchaser in accordance with the terms hereof, will constitute such Purchaser’s legal, valid and binding obligation, enforceable in accordance with its terms, except (i) as may be limited by (1) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (2) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

(c)  Litigation.  There is no Action pending to which such Purchaser is a party that is reasonably likely to prevent, enjoin, adversely alter or delay the transactions contemplated by this Agreement.

(d)  Purchase for Own Account.  The Purchased Securities are being acquired for investment for the Purchaser’s own account, not as a nominee or agent, in the ordinary course of business, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act.  The Purchaser also represents that it has not been formed for the specific purpose of acquiring the Purchased Securities.  The Purchaser does not have any agreement or understanding, direct or indirect, with any other Person to sell or otherwise distribute the Purchased Securities.  Notwithstanding the foregoing, the parties hereto acknowledge the Purchaser’s right at all times to sell or otherwise dispose of all or any part of such securities in compliance with applicable federal and state securities laws and as otherwise contemplated by this Agreement.

(e)  Investment Experience.  The Purchaser understands that the purchase of the Purchased Securities involves substantial risk.  The Purchaser has experience as an investor in securities of companies similar to the Company and acknowledges that it can bear the economic risk of its investment in the Purchased Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Purchased Securities and protecting its own interests in connection with this investment.

(f)  Accredited Purchaser Status.  The Purchaser is an “accredited investor” within the meaning of Regulation D.

(g)  Reliance Upon Purchaser’s Representations.  The Purchaser understands that the offer and sale of the Purchased Securities to it will not be registered under the Securities Act on the ground that such offer and sale will be exempt from registration under the Securities Act, and that the Company’s reliance on such exemption is based on each Purchaser’s representations set forth herein.

(h)  Receipt of Information.  The Purchaser acknowledges that it has reviewed the SEC Documents and has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the sale of the Purchased Securities and the business, properties, prospects and financial condition of the Company and to obtain any additional information requested and has received and considered all information it deems relevant to make an informed decision to purchase the Purchased Securities.  Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of such information and the Company’s representations and warranties contained in this Agreement.

(i)  Restricted Securities and Restrictions on Transfer.

(i)  The Purchaser understands that the Purchased Securities have not been registered under the Securities Act and the Purchaser agrees that it will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Purchased Securities (except as permitted in Section 4(j) below) unless (1) pursuant to an effective registration statement under the Securities Act, (2) the Purchaser provides a reasonably acceptable legal opinion to the Company, to the effect that a sale, assignment, pledge, hypothecation or other transfer of the Purchased Securities may be made without registration under the Securities Act and the transferee agrees to be bound by the terms and conditions of this Agreement, (3) the Purchaser provides the Company  a “no action” letter from the SEC to the effect that the transfer of the Purchased Securities without registration will not result in a recommendation by the Staff of the SEC that enforcement action by taken with respect thereto, (4) the Purchaser provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the Purchased Securities can be sold pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), or (5) pursuant to any other exception contained in the Securities Act provided that the Purchaser provides a reasonably acceptable legal opinion to the Company.  Notwithstanding anything to the contrary contained in this Agreement, the Purchaser may transfer the Purchased Securities to its Affiliates provided that (x) the Purchaser provides the Company with a reasonably acceptable legal opinion, (y) such Affiliate is an “accredited investor” under Regulation D and (z) each such Affiliate agrees to be bound by the terms and conditions of this Agreement, and in particular, confirms to the Company that all of the representations set forth in Section 4 of this Agreement are true and correct as to such Affiliate as of the date of the transfer to such Affiliate.

(ii)  Prior to any proposed transfer pursuant to clause (2), (3), (4) or (5) in Section 4(i) above, the Purchaser shall give written notice to the Company of such Purchaser’s intention to effect such transfer.  Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied by the applicable legal opinion, “no action” letter or seller and broker representation letters.

(iii)  Notwithstanding the foregoing provisions of this Section 4(i), no registration statement, legal opinion or “no action” letter shall be necessary for a transfer of the Purchased Securities (1) by a Purchaser that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date of this Agreement, (2) by a Purchaser that is a limited liability company to a member of such limited liability company, (3) by a Purchaser that is a partnership or limited liability company to the estate of any partner, retired partner, or member thereof or (4) by any partner or member of a Purchaser that is a partnership or limited liability company by gift, will or intestate succession to such partner or member’s spouse or to the siblings, lineal descendants, ancestors of such partner or member or his or her spouse.

(j)  Legends.

(i)  The Purchaser agrees that, to the extent necessary, the certificates representing the Shares, the Warrants, and any certificates representing the Warrant Shares shall bear substantially the following legend:

 “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER THE SECURITIES ACT OR (II) THE TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND, IF THE COMPANY REQUESTS, AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT  HAS BEEN RENDERED BY COUNSEL.”

(ii)  Certificates evidencing the Purchased Securities shall not contain the legend set forth in Section 4(j)(i)(1) while a registration statement (including the Registration Statement (as defined in the Registration Rights Agreement)) covering the resale of such security is effective under the Securities Act, (2) following any sale of such Purchased Securities pursuant to Rule 144 or (3) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC).  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the date on which the Registration Statement is declared effective (the “Effective Date”) if such legal opinion is required by the Company’s transfer agent to effect the removal of the legend hereunder.  The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4(j), it will, no later than five (5) Business Days following the delivery by a Purchaser to the Company or to the Company’s transfer agent of a certificate representing Purchased Securities issued with such restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Purchased Securities that is free from such restrictive legend.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in Section 4(i) or this Section 4(j).

(iii)  Each Purchaser, severally and not jointly with the other Purchasers, will offer and sell any and all Purchased Securities pursuant to all applicable federal and state securities laws, including pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and agrees that the removal of the restrictive legend from certificates representing the Purchased Securities as set forth in this Section 4(j) is predicated upon the Company’s reliance on such Purchaser’s representations and contained herein.

(iv)  In addition, the Purchaser agrees that the Company may place stop transfer orders with its transfer agent with respect to such certificates in order to implement the restrictions on transfer set forth in this Agreement.  The appropriate portion of the legend and the stop transfer orders will be removed promptly upon delivery to the Company of such satisfactory evidence as reasonably may be required by the Company that such legend or stop transfer orders are not required to ensure compliance with the Securities Act.

(k)  Questionnaires.  The Purchaser has completed or caused to be completed the Stock Certificate Questionnaire, attached as Appendix I hereto, and the Registration Statement Questionnaire, and the answers to such questionnaires are true and correct as of the date of this Agreement.

(l)  Restrictions on Short Sales.  Neither the Purchaser nor any Affiliate of such Purchaser which (i) had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Purchased Securities, or (iii) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading, has or will, directly or indirectly, during the period beginning on the date on which Merriman first contacted such Purchaser regarding the transactions contemplated by this Agreement until the time of the filing of the Current Report on Form 8-K required by Section 9(m), engage in (1) any “short sales” (as such term is defined in Rule 3b-3 promulgated under the Exchange Act) of the Common Stock, including, without limitation, the maintaining of any short position with respect to, establishing or maintaining a “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act) with respect to, entering into any swap, derivative transaction or other arrangement (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) that transfers to another, in whole or in part, any economic consequences or ownership, or otherwise dispose of, any of the Purchased Securities by the Purchaser or (2) any hedging transaction which establishes a net short position with respect to the Purchased Securities (clauses (1) and (2) together, a “Short Sale”).  Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the SEC currently takes the position that coverage of Short Sales “against the box” prior to the effective date of the Registration Statement with the SEC is a violation of Section 5 of the Securities Act, as set forth in Compliance and Disclosure Interpretations of the Division of Corporation Finance regarding the Securities Act.

(m)  Independent Investment.  The Purchaser has not agreed to act with any other Purchaser for the purpose of acquiring, holding or disposing of any of the Purchased Securities for purposes of Section 13(d) of the Exchange Act, and such Purchaser is acting independently with respect to its investment in the Purchased Securities.

(n)  General Solicitation.  Each Purchaser acknowledges that the Purchased Securities were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including  (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which Purchaser was invited by any of the foregoing means of communication, or any other general solicitation or general advertisement.

(o)  Confidentiality.  The Purchaser agrees to use any information it receives in the course of and in connection with the transactions contemplated under this Agreement for the sole purpose of evaluating a possible investment in the Purchased Securities and the Purchaser hereby acknowledges that it is prohibited from reproducing or distributing any such information, this Agreement, or any other offering materials provided by the Company or any of its Affiliates in connection with the Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents except to its advisors and representatives for the purpose of evaluating such investment. The foregoing agreements shall not apply to any information that (i) is or becomes publicly available through no fault of the Purchaser, (ii) was already known to the Purchaser prior to its disclosure by the Company or any of its Affiliates to the Purchasers, as evidenced by documentation or other evidence reasonably satisfactory to the Company, (iii) is or becomes available to the Purchaser on a non-confidential basis from a source other than the Company or any of its Affiliates (so long as the Purchaser is not aware such disclosure is in breach of a confidentiality obligation to the Company), (iv) is independently developed by the Purchaser’s personnel without access to or use of the confidential information received from the Company or any of its Affiliates, as evidenced by documentation or other evidence reasonably satisfactory to the Company or (v) is legally required to be disclosed by the Purchaser under operation of law or judicial or other governmental order; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other governmental order or any other applicable legal procedure, it shall provide the Company with reasonably prompt notice of any such request or order to enable the Company to seek an appropriate protective order and shall provide the Company with reasonable assistance in obtaining such protective order at the Company’s sole expense.  Other than to other Persons party to this Agreement, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

5.  ADVISORY FEE.  The Purchasers acknowledge that the Company intends to pay to Merriman, as financial advisor, a fee consisting of cash, shares of Common Stock and a warrant to purchase shares of Common Stock in respect of the sale of the Purchased Securities.  Each of the parties to this Agreement hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Purchased Securities to the Purchasers.  The Company shall indemnify and hold harmless the Purchasers from and against all fees, commission or other payments owing by the Company to Merriman or any other Person acting on behalf of the Company hereunder. Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company from and against all fees, commission or other payments owing by such Purchasers to any Person acting on behalf of the Purchasers hereunder.

6.  CONDITIONS TO THE PURCHASERS’ OBLIGATIONS AT CLOSING.  The obligations of the Purchasers to consummate the transactions contemplated herein are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

(a)  Representations and Warranties True.  Each of the representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects on and as of the date hereof (provided, however, that such qualification shall only apply to representations or warranties not otherwise qualified by materiality) and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing (except for representations and warranties that speak as of a specific date).

(b)  Performance.  The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein; provided, however, as provided in Section 2 hereof, the Company may furnish to each Purchaser a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver a certificate or certificates evidencing the number of shares of Common Stock purchased by such Purchaser, registered in the name of such Purchaser and may deliver the Warrants promptly after the Closing.

(c)  Company Compliance Certificate.  The Company will have delivered to the Purchasers a certificate signed on its behalf by its Chief Executive Officer or Chief Financial Officer, dated as of the Closing Date, certifying that the conditions specified in Sections 6(a) and 6(b) hereof have been fulfilled.

(d)  Agreement.  The Company shall have executed and delivered to the Purchasers this Agreement and the Registration Rights Agreement.

(e)  Securities Exemptions.  The offer and sale of the Purchased Securities to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

(f)  Good Standing Certificate.  The Company shall have delivered to the Purchasers a certificate of the Secretary of State of the State of Delaware, dated as of a date within five days of the date of the Closing, with respect to the good standing of the Company.

(g)  Secretary’s Certificate.  The Company shall have delivered to the Purchasers a certificate of the Company executed by the Company’s Secretary (or other appropriate officer), dated as of the Closing Date, attaching and certifying to the truth and correctness of (i) the Certificate of Incorporation, (ii) the Bylaws and (iii) the resolutions adopted by the Company’s Board of Directors in connection with the transactions contemplated by this Agreement.

(h)  Opinion of Company Counsel.  The Purchasers will have received an opinion on behalf of the Company, dated as of the Closing Date, from DLA Piper LLP (US), counsel to the Company, substantially in the form attached hereto as Exhibit A.

(i)  No Statute or Rule Challenging Transaction.  No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

(j)  Other Actions.  The Company shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Purchasers in writing in connection with the transactions contemplated hereby.

7.  CONDITIONS TO THE COMPANY’S OBLIGATIONS AT CLOSING.  The obligations of the Company to consummate the transactions contemplated herein are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

(a)  Representations and Warranties True.  Each of the representations and warranties of the Purchasers contained in Section 4 shall be true and correct in all material respects on and as of the date hereof (provided, however, that such qualification shall only apply to representations and warranties not otherwise qualified by materiality) and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing (except for representations and warranties that speak as of a specific date).

(b)  Performance.  The Purchasers shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

(c)  Agreement.  Each Purchaser shall have executed and delivered to the Company this Agreement (and Appendices I and II hereto) and the Registration Rights Agreement.

(d)  Securities Exemptions.  The offer and sale of the Purchased Securities to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

(e)  Payment of Purchase Price.  The Purchasers shall have delivered to the Company by wire transfer of immediately available funds, full payment of the purchase price for the Purchased Securities as specified in Section 1(b).

(f)  No Statute or Rule Challenging Transaction.  No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization or the staff of any of the foregoing, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

(g)  Other Actions.  The Purchasers shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Company in connection with the transactions contemplated hereby.

8.  MISCELLANEOUS.

(a)  Successors and Assigns.  The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers holding at least a majority of the total aggregate number of Purchased Securities then held by all Purchasers.  Any Purchaser may assign its rights under this Agreement to any person to whom such Purchaser assigns or transfers any of the Purchased Securities, provided that such transferee agrees in writing to be bound by the terms and provisions of this Agreement, and such transfer is in compliance with the terms and provisions of this Agreement and permitted by federal and state securities laws.

(b)  Governing Law.  This Agreement will be governed by and construed and enforced under the internal laws of the State of New York, without reference to principles of conflict of laws or choice of laws.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c)  Survival.  The representations and warranties of the Company contained in Section 3 of this Agreement and of the Purchasers contained in Section 4 of this Agreement shall survive until the first (1st) anniversary of the Closing Date.

(d)  Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one (1) and the same instrument.

(e)  Headings.  The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by reference.

(f)  Notices.  Any notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered (i) personally by hand or by courier, (ii) mailed by United States first-class mail, postage prepaid or (iii) sent by facsimile or other electronic transmission directed (1) if to any Purchaser, at such Purchaser’s address, facsimile number or other address for electronic transmission set forth on the Purchaser’s signature page to this Agreement, or at such address or facsimile number as such Purchaser may designate by giving at least ten (10) days’ advance written notice to the Company or (2) if to the Company, to its address or facsimile number or other address for electronic transmission set forth below, or at such other address or facsimile number as the Company may designate by giving at least ten (10) days’ advance written notice to the Purchasers.  All such notices and other communications shall be deemed given upon (i) receipt or refusal of receipt, if delivered personally, (ii) three (3) days after being placed in the mail, if mailed, or (iii) confirmation of facsimile transfer or other electronic transmission, if faxed.

If to the Company:

OCZ Technology Group, Inc.
6373 San Ignacio Avenue
San Jose, CA  95119
Tel:  (408) 733-8400
Fax:  (408) 904-6907
Attention:  Chief Financial Officer

with a copy to:

DLA Piper LLP (US)
2000 University Avenue
East Palo Alto, California 94303
Tel:  (650) 833-2000
Fax:  (650) 687-1106
Attention: Edward Batts, Esq.

(g)  Amendments and Waivers.  This Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of the Company and the Purchasers holding at least a majority of the total aggregate number of the Purchased Securities then held by all Purchasers.  Any amendment effected in accordance with this Section 9(g) will be binding upon all Purchasers, the Company and their respective successors and assigns.

(h)  Severability.  If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

(i)  Entire Agreement.  This Agreement and the Transaction Documents, together with all exhibits and schedules hereto and thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof and thereof.

(j)  Further Assurances.  From and after the date of this Agreement, upon the request of the Company or the Purchasers, the Company and the Purchasers will execute and deliver such instruments, documents or other writings, and take such other actions, as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

(k)  Meaning of Include and Including.  Whenever in this Agreement the word “include” or “including” is used, it shall be deemed to mean “include, without limitation” or “including, without limitation,” as the case may be, and the language following “include” or “including” shall not be deemed to set forth an exhaustive list.

(l)  Fees, Costs and Expenses.  All fees, costs and expenses (including attorneys’ fees and expenses) incurred by any party hereto in connection with the preparation, negotiation and execution of the Transaction Documents and the exhibits and schedules hereto or thereto and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of any governmental authorities), shall be the sole and exclusive responsibility of such party; provided, however, that the Company shall, at the Closing, reimburse the reasonable fees and expenses of Howard Rice Nemerovski Canady Falk & Rabkin, P.C., counsel to the lead Purchaser, not to exceed $10,000 (in the aggregate).

(m)  8-K Filing and Publicity.  As soon as practicable following the execution of this Agreement, but in no event later than the fourth day following the Execution Date, the Company shall file a Current Report on Form 8-K with the SEC describing the material terms of the transactions contemplated by this Agreement and attaching this Agreement and the press release referred to below as exhibits to such filing (the “8-K Filing” including all attachments).  Neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated by this Agreement without the prior approval of the other party; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to issue any press release or make any other public disclosure (including a press release (concerning the offering of the Purchased Securities) pursuant to Rule 135(c) under the Securities Act) with respect to such transactions (i) in substantial conformity with the 8-K Filing and (ii) as is required by applicable laws and regulations; and, provided further, that no such release may identify a Purchaser unless such Purchaser has consented thereto in writing, or as required by law.

(n)  Waivers.  No waiver by any party to this Agreement of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

(o)  Stock Splits, Dividends and other Similar Events.  The provisions of this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend, reorganization or other similar event that may occur with respect to the Company after the date hereof.

(p)  Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Purchaser and the Company will be entitled to specific performance under this Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(q)  Warrant Coverage Covenant.  If, prior to the first anniversary of the first Closing under this Agreement, the Company shall issue and sell debt securities, including debt securities convertible into equity securities (collectively, “Debt Securities”) in a transaction for the primary purpose of raising capital, and in connection with such transaction, the purchaser of such Debt Securities (each, a “Subsequent Investor”) shall receive warrants to acquire equity securities in the Company, each Purchaser shall be entitled to receive, for no additional consideration, upon the same terms and conditions as the warrants issued to the Subsequent Investor, warrants to acquire an additional number of shares of Common Stock (“Additional Warrant Shares”) determined as provided in the next sentence.  For purposes hereof, the number of Additional Warrants Shares shall equal the difference between (i) the number of shares of Common Stock issuable to the Subsequent Investors multiplied by a fraction, the numerator of which shall be the dollar amount of the investment made by such Purchaser and the denominator of which shall equal the principal amount of the Debt Securities purchased by the Subsequent Investors, less (ii) the number of Warrant Shares issuable to such Purchaser pursuant to this Agreement; provided, however, that in no event shall the Additional Warrant Shares be less than zero.

(r)  Equity Issuance Covenant.  From the date of the Closing until a period of sixty (60) days from the effectiveness of the Registration Statement, the Company shall not (i) enter into any agreement to issue and sell equity securities or equity-linked securities in a transaction for the primary purpose of raising capital, or (ii) file any registration statement with the SEC other than a registration statement filed pursuant to the Registration Rights Agreement.

[Remainder of page intentionally left blank.  Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

OCZ TECHNOLOGY GROUP, INC.

By:
Name:
Title:

[PURCHASER SIGNATURE PAGES FOLLOW]

Company Signature Page
Securities Purchase Agreement

SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

DATED AS OF MARCH ___, 2010

BY AND AMONG

OCZ TECHNOLOGY GROUP, INC.

AND EACH PURCHASER NAMED THEREIN

The undersigned hereby executes and delivers to OCZ Technology Group, Inc., the Securities Purchase Agreement (the “Agreement”) to which this signature page is attached effective as of the date of the Agreement, which Agreement and signature page, together with all counterparts of such Agreement and signature pages of the other Purchasers named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

Number of Shares Purchased:

Purchaser:

Signature:

Name:
Title:

Address:

Telephone:

Facsimile:

E-mail:

Tax ID Number:

SCHEDULE A

SCHEDULE OF PURCHASERS

Name and Address	Total Purchase Price	Number of Shares	Number of Warrant Shares

APPENDIX I

STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 4(k) of the Agreement, please provide us with the following information:

1.  The exact name that the Purchaser’s Purchased Securities are to be registered in (this is the name that will appear on your stock certificate(s)).  A nominee name may be used if appropriate:

2.  The relationship between the Purchaser of the Purchased Securities and the Registered Holder listed in response to Item 1 above:

3.  The mailing address of the Registered Holder listed in response to Item 1 above:

4.  The Social Security Number or Tax Identification Number of the Registered Holder listed in response to Item 1 above:

APPENDIX II

REGISTRATION STATEMENT/SUITABILITY QUESTIONNAIRE

Pursuant to Section 4(k) of the Agreement, please provide the information below.  All capitalized terms not defined in this Appendix II shall have the meanings assigned to them in the Agreement.

PART A

In connection with the preparation of the Registration Statement, please provide us with the following information:

1.  Pursuant to the “Selling Stockholder” section of the Registration Statement, please state the Purchaser’s name exactly as it should appear in the Registration Statement:

2.  Please provide the number of shares of Common Stock that the Purchaser will own immediately after Closing, including those shares purchased by the Purchaser pursuant to the Agreement, issuable upon exercise of Warrants, and those shares purchased by the Purchaser through other transactions:

3.  Please explain the nature of the beneficial ownership of the shares of Common Stock owned by any Purchaser that is not a natural person, including any shares of Common Stock not held of record by the Purchaser:

4.           If the Purchaser is not a natural person, please identify each natural person who will exercise sole or shared voting and/or dispositive power with respect to the shares of Common Stock owned by the Purchaser immediately after the Closing.  Please also specify in what capacity such person(s) will exercise their voting and/or dispostive power with respect to such shares.

Natural Person(s)	Relationship to Purchaser

5.  Disclose the details of any rights to acquire shares of Common Stock that the Purchaser may have (other than the right to acquire Warrant Shares or Additional Warrant Shares):

6.  Has the Purchaser or any of its affiliates, officers, directors, or principal equity holders (owners of 5% or more of the Purchaser’s equity securities) held any position or office or had any material relationship within the past three years with the Company or any of its Subsidiaries or affiliates?

Yes ☐	No ☐

If yes, please indicate the nature of any such relationships below:

7.  Is the Purchaser a broker-dealer registered with the SEC?

Yes  ☐                                No  ☐

If yes, please indicate if you received any Purchased Securities as compensation for investment banking services:

Yes  ☐                                No  ☐

8.  Is the Purchaser affiliated with any registered broker-dealer?

Yes  ☐                                No  ☐

If yes, please certify that you acquired your Purchased Securities in the ordinary course of business and that, at the time of acquisition, you had no agreements or understandings, directly or indirectly, with any person to distribute such shares:

Yes  ☐                                No  ☐

In addition, please identify such broker-dealer and explain the relationship that such registered broker-dealer has with the Purchaser (including details of any affiliation or other relationship).

Registered Broker-Dealer	Relationship to Purchaser

PART B

Pursuant to Section 4 of the Agreement, please provide us with the following information, and we will use the Purchaser’s responses to qualify the Purchaser for purposes of federal and state securities laws:

9. IDENTIFICATION

Name: ______________________________________________________________________________________________

Address of principal place of business:

State (or Country) of formation or incorporation:_______________________________________________________

Contact Person:________________________________________________________________________________

Telephone Number:_____________________________________________________________________________

Facsimile Number:______________________________________________________________________________

Email Address:_________________________________________________________________________________

Type of Entity (corporation, partnership, trust, etc.):_____________________________________________________

Social Security or Taxpayer or Employer Identification Number:_____________________________________________

10.  STATUS AS AN ACCREDITED INVESTOR

Please confirm that the Purchaser is an “accredited investor” as defined under the Securities Act of 1933, as amended (the “Act”), by checking all applicable boxes to indicate the exemption qualifying you as an accredited investor, as provided in Rule 501(a) under the Securities Act of 1933, as amended.

☐    an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership, in each case, not formed for the purpose of this investment, with total assets in excess of $5,000,000;

☐    a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐    a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐    a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5,000,000;

☐    an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

☐    a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the Securities Act acting in either an individual or fiduciary capacity;

☐    a broker or dealer registered pursuant to Section 15 of the Exchange Act;

☐    an insurance company as defined in Section 2(13) of the Securities Act;

☐    an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 whose investment decision is made by a fiduciary which is either a bank, savings and loan association, insurance company, or registered investment advisor, or whose total assets exceed $5,000,000, or, if a self-directed plan, a plan whose investment decisions are made solely by persons who are accredited investors;

☐    a director, executive officer or general partner of the issuer of the securities being offered or sold;

☐    a natural person whose individual net worth, or joint net worth with your spouse, at the time of purchase exceeds $1,000,000;

☐    a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with your spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐    a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act;

☐    an entity in which all the equity owners are accredited investors; or

☐    other – Please describe:

11.  RESIDENCE INFORMATION

Please indicate the jurisdiction in which the Purchaser resides, if the Purchaser is a natural person, or in which the Purchaser is chartered and the jurisdiction in which it maintains its principal offices:

12.  INVESTMENT REPRESENTATION

Is the Purchaser purchasing the securities offered for its and for investment purposes only?

Yes  ☐                                No  ☐

If no, please state for whom Purchaser is the investing and/or the reason for investing.

13.  SIGNATURE

The above information is true and correct in all material respects and the undersigned recognizes that the Company and its counsel are relying on the truth and accuracy of such information in reliance on the exemption under the Securities Act. The undersigned agrees to notify the Company promptly of any changes in the foregoing information which may occur prior to the investment.

Executed at _________________________, _____________________ on ___________, 2010.

Name of Entity:___________________________________________________________

By:
Name:
Its:

IF THE INVESTMENT WILL BE MADE BY MORE THAN ONE ENTITY, WHETHER OR NOT AFFILIATED, PLEASE COMPLETE A COPY OF THIS QUESTIONNAIRE FOR EACH ENTITY.